Exhibit 99.1
REXFORD INDUSTRIAL ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS

Los Angeles, California - October 19, 2022 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties within Southern California infill markets, today announced financial and operating results for the third quarter of 2022.

Third Quarter 2022 Financial and Operational Highlights:
•Net income attributable to common stockholders of $36.8 million, or $0.21 per diluted share, as compared to $31.5 million, or $0.23 per diluted share, for the prior year quarter.
•Company share of Core FFO of $86.1 million, an increase of 44.5% as compared to the prior year quarter.
•Company share of Core FFO per diluted share of $0.50, an increase of 16.3% as compared to the prior year quarter.
•Consolidated Portfolio Net Operating Income (NOI) of $123.0 million, an increase of 40.1% as compared to the prior year quarter.
•Same Property Portfolio NOI increased 7.2% and Same Property Portfolio Cash NOI increased 9.7% as compared to the prior year quarter.
•98.6% Average Same Property Portfolio occupancy.
•Comparable rental rates on 1.7 million rentable square feet of new and renewal leases increased by 88.6% compared to prior rents on a GAAP basis and by 62.9% on a cash basis.
•Acquired 15 properties for an aggregate purchase price of $977.5 million.
•Issued a total of 11.5 million shares of common stock for total net proceeds of $697.0 million.
•Ended the quarter with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 15.9%.
•Received credit rating upgrades to BBB+ (S&P) and Baa2 (Moody’s).

“Our team produced exceptional third quarter results, a testament to our entrepreneurial and differentiated business model focused on value creation within the infill Southern California industrial market. Despite growing macroeconomic uncertainty, our infill Southern California industrial markets continue to demonstrate healthy tenant demand, operating at 99% occupancy amidst a persistent, virtually incurable supply-demand imbalance,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “In the third quarter Rexford Industrial grew Core FFO on a per share basis by 16% compared to the prior year, driven by Core FFO growth of 45%. Our team executed 1.7 million square feet of leasing activity at re-leasing spreads of 89% and 63%, on a GAAP and cash basis, respectively. We completed $977 million of investments in the third quarter, plus an additional $22 million of acquisitions completed subsequent to quarter end, bringing our year-to-date total investments to $2.1 billion. The Company is well-positioned, with over $250 million of additional investments under contract or accepted offer, which are subject to customary closing conditions, that are projected to deliver an aggregate stabilized unlevered yield on total investment of approximately 5.5%, well in-excess of current market yields. Our highly selective approach to capital allocation combined with our investment grade, fortress-like balance sheet, positions the Company to capitalize on accretive internal and external growth strategies that drive long-term value creation for our shareholders through all phases of the economic cycle.”

Financial Results:

The Company reported net income attributable to common stockholders for the third quarter of $36.8 million, or $0.21 per diluted share, compared to $31.5 million, or $0.23 per diluted share, for the prior year quarter. The net income in the prior year quarter includes $13.7 million of gains on sale of real estate. For the nine months ended September 30, 2022, net income attributable to common stockholders was $116.8 million, or $0.70 per diluted share, compared to $77.0 million, or $0.57 per diluted share for the prior year. The net income for the nine months ended September 30, 2022, includes $8.5 million of gains on sale of real estate, as compared to $27.3 million for the prior year.

The Company reported Core FFO for the third quarter of $86.1 million, representing a 44.5% increase compared to $59.6 million for the prior year quarter. The Company reported Core FFO of $0.50 per diluted share, representing an increase of 16.3% compared to $0.43 per diluted share for the prior year quarter. For the nine months ended September 30, 2022, Core FFO was $244.4 million, representing a 52.1% increase compared to $160.7 million for the prior year. For the nine months ended September 30, 2022, the Company reported Core FFO of $1.47 per diluted share, representing an increase of 23.5% compared to $1.19 per diluted share for the prior year.

In the third quarter, the Company’s consolidated portfolio NOI and Cash NOI increased 40.1% and 36.6%, respectively, compared to the prior year quarter. For the nine months ended September 30, 2022, the Company’s consolidated portfolio NOI and Cash NOI increased 41.1% and 37.6%, respectively, compared to the prior year.

In the third quarter, the Company’s Same Property Portfolio NOI and Cash NOI increased 7.2% and 9.7%, respectively, compared to the prior year quarter. For the nine months ended September 30, 2022, the Company’s Same Property Portfolio NOI and Cash NOI increased 7.4% and 10.5%, respectively compared to the prior year.

Operating Results:

Third quarter 2022 leasing activity demonstrates strong tenant demand fundamentals within Rexford Industrial’s target Southern California infill markets:

	Q3-2022 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	53	702,882	70.5%	53.6%
Renewal Leases	77	994,945	95.3%	66.3%
Total Leases	130	1,697,827	88.6%	62.9%

As of September 30, 2022, the Company’s Same Property Portfolio occupancy was 98.4%. Average Same Property Portfolio occupancy for the third quarter 2022 was 98.6%. As of September 30, 2022, the Company’s consolidated portfolio, excluding value-add repositioning assets, was 97.8% occupied and 98.0% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 94.5% occupied and 95.3% leased.

Transaction Activity:

During the third quarter of 2022, the Company completed 13 acquisitions with 2.2 million square feet of buildings on 105.1 acres of land, including 1.0 acres of land for near term redevelopment, for an aggregate purchase price of $977.5 million. This includes one transaction not previously disclosed that was acquired through an off-market transaction in mid-September:

•13301 Main Street, Los Angeles, located within the LA – South Bay submarket, was acquired for $51.2 million, or $478 per square foot. The 106,969 square foot, single-tenant modern industrial building, situated on 4.5 acres, is leased and generates an initial 4.2% unlevered yield on investment, growing over time by 4.0% annual contractual rent increases.

Subsequent to the third quarter of 2022, the Company completed one acquisition through an off-market transaction in October:

•20851 Currier Road, City of Industry, located within the LA – San Gabriel Valley submarket, was acquired for $21.8 million, or $367 per square foot. The 59,412 square foot, Class-A single tenant building, situated on 2.8 acres, is currently vacant and projected to generate a 5.0% unlevered stabilized yield on total investment following a light renovation and lease up at market rents.

Year-to-date, including the property acquired subsequent to quarter end, the Company has completed 46 acquisitions with 5.1 million square feet of buildings on 275.6 acres of land, including 31.4 acres of land for near term redevelopment, for an aggregate purchase price of $2.1 billion. In aggregate, these investments are projected to generate a weighted average unlevered initial yield of 3.0% and an estimated weighted average stabilized yield on total investment of 4.7%.

During the third quarter of 2022, the Company stabilized two repositioning projects with 230,353 square feet and $35.7 million of total investment at a weighted average 11.1% unlevered stabilized yield. Year to date, the Company has stabilized four repositioning/redevelopment projects with 404,220 square feet and $72.6 million of total investment at a weighted average 8.9% unlevered stabilized yield.

Balance Sheet:
The Company ended the third quarter with $1.2 billion in liquidity, including $37.1 million in cash on hand, $1.0 billion available under its unsecured revolving credit facility and an estimated $188.6 million of forward equity proceeds available for settlement to occur before the fourth quarter of 2023. As of September 30, 2022, the Company had $1.9 billion of outstanding debt, with an average interest rate of 3.2% and an average term-to-maturity of 5.8 years.

As previously disclosed, on July 19, 2022, the Company amended its senior unsecured credit agreement to add a $400 million unsecured term loan with a maturity date of July 19, 2024 (with two extension options of one year each). Proceeds from the $400 million term loan were used to fund acquisitions, reduce outstanding borrowings under the unsecured revolving credit facility and for general corporate purposes.

On July 21, 2022, the Company executed five interest rate swap agreements to manage its exposure to changes in 1-month term SOFR related to $300 million of its variable-rate debt. These swaps, which are effective July 27, 2022, and mature on May 26, 2027, fix 1-month term SOFR at a weighted average rate of 2.81725%. Including the impact of these interest rate swaps, the hedged effective interest rate on the $300 million unsecured term loan maturing in May 2027 is 3.717%.

During the third quarter of 2022, the Company executed on its ATM program, selling 5,127,587 shares of common stock subject to forward sale agreements at an average price of $65.43 per share for a gross value of $335.5 million. On September 22, 2022, the Company partially settled these forward equity sale agreements and all the outstanding forward equity sale agreements from prior quarter sales by issuing 11,515,553 shares of common stock for net proceeds of $697.0 million.

As of September 30, 2022, the $1.0 billion ATM program had approximately $201.0 million of remaining capacity.

In the third quarter of 2022, Rexford Industrial’s investment grade issuer and senior unsecured ratings were upgraded by Moody’s Investors Service (“Moody’s”) and S&P Global Ratings (“S&P”). Moody's upgraded the Company's ratings to Baa2 from Baa3 with a stable outlook. S&P upgraded the Company's ratings to BBB+ from BBB with a stable outlook.

Dividends:

On October 17, 2022, the Company’s Board of Directors declared a dividend in the amount of $0.315 per share for the fourth quarter of 2022, payable in cash on January 17, 2023, to common stockholders and common unit holders of record as of December 30, 2022.

On October 17, 2022, the Company’s Board of Directors declared a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on December 30, 2022, to preferred stockholders of record as of December 15, 2022.

Guidance

The Company is revising its full year 2022 guidance as indicated below. The Core FFO guidance refers only to the Company’s in-place portfolio as of October 19, 2022, and does not include any assumptions for other acquisitions, dispositions or related balance sheet activities that have not closed. Please refer to the Company’s supplemental information package for a complete list of guidance and 2022 Guidance Rollforward.

2022 Outlook (1)	Q3’22 Updated Guidance	Q2’22 Guidance
Net Income Attributable to Common Stockholders per diluted share	$0.88 - $0.90	$0.84 - $0.87
Company share of Core FFO per diluted share	$1.93 - $1.95	$1.87 - $1.90
Same Property Portfolio NOI Growth	7.00% - 7.25%	5.75% - 6.25%
Same Property Portfolio Cash NOI Growth	9.75% - 10.00%	8.50% - 9.00%
Average Same Property Portfolio Occupancy (Full Year)	98.50% - 98.75%	98.50% - 98.75%
General and Administrative Expenses (2)	$62.5M - $63.5M	$60.5M - $61.5M
Net Interest Expense	$50.5M - $51.0M	$51.0M - $52.0M
(1)2022 Guidance represents the in-place portfolio as of October 19, 2022, and does not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)2022 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $26.0 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the impact of the ongoing COVID-19 pandemic, interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Investor Presentation:

The Company’s supplemental financial reporting package as well as an updated investor presentation are available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

A conference call with senior management will be held on Thursday, October 20, 2022, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time.
1-877-407-0789 (for domestic callers)
1-201-689-8562 (for international callers)

Conference call playback will be available through November 20, 2022 and can be accessed using the following numbers and pass code 13733021.
1-844-512-2921 (for domestic callers)
1-412-317-6671 (for international callers)

A live webcast and replay of the conference call will also be available at www.ir.rexfordindustrial.com.

About Rexford Industrial:

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand, lowest supply market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 346 properties with approximately 41.8 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swaps, (iv) preferred stock redemption charges and (v) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2022 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2022 Estimate
	Low	High
Net income attributable to common stockholders	$0.88	$0.90
Company share of depreciation and amortization	1.09	1.09
Company share of gains on sale of real estate	(0.05)	(0.05)
Company share of FFO	$1.92	$1.94
Add: Core FFO adjustments(1)	0.01	0.01
Company share of Core FFO	$1.93	$1.95
(1)Core FFO adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt and (iii) the amortization of the loss on termination of interest rate swaps.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) fair value lease revenue and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Our 2022 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2021 through September 30, 2022, and excludes properties that were acquired or sold during the period from January 1, 2021 through September 30, 2022, and properties acquired prior to January 1, 2021, that were classified as current or future repositioning, redevelopment or lease-up during 2021 or 2022 (unless otherwise noted), which we believe significantly affected the properties’ results during the comparative periods. As of September 30, 2022, our 2022 Same Property Portfolio consists of 224 properties aggregating 28,581,460 rentable square feet.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Net Debt to Enterprise Value: As of September 30, 2022, we had consolidated indebtedness of $1.9 billion, reflecting a net debt to enterprise value of approximately 15.9%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

Contact:

Aric Chang
Senior Vice President, Investor Relations and Capital Markets
310.734.6952
achang@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Land	$5,559,795	$4,143,021
Buildings and improvements	3,275,572	2,588,836
Tenant improvements	141,413	127,708
Furniture, fixtures, and equipment	132	132
Construction in progress	88,545	71,375
Total real estate held for investment	9,065,457	6,931,072
Accumulated depreciation	(576,004)	(473,382)
Investments in real estate, net	8,489,453	6,457,690
Cash and cash equivalents	37,141	43,987
Restricted cash	—	11
Rents and other receivables, net	12,592	11,027
Deferred rent receivable, net	81,867	61,511
Deferred leasing costs, net	42,758	32,940
Deferred loan costs, net	5,184	1,961
Acquired lease intangible assets, net	175,913	132,158
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	12,565	—
Other assets	27,868	19,066
Acquisition related deposits	8,200	8,445
Assets associated with real estate held for sale, net	—	7,213
Total Assets	$8,898,697	$6,781,165
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,934,082	$1,399,565
Interest rate swap liability	—	7,482
Accounts payable, accrued expenses and other liabilities	113,770	65,833
Dividends and distributions payable	59,926	40,143
Acquired lease intangible liabilities, net	154,851	127,017
Tenant security deposits	69,756	57,370
Prepaid rents	19,992	15,829
Liabilities associated with real estate held for sale	—	231
Total Liabilities	2,352,377	1,713,470
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at September 30, 2022 and December 31, 2021 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at September 30, 2022 and December 31, 2021 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 182,576,706 and 160,511,482 shares outstanding at September 30, 2022 and December 31, 2021, respectively	1,826	1,605
Additional paid in capital	6,254,853	4,828,292
Cumulative distributions in excess of earnings	(237,135)	(191,120)
Accumulated other comprehensive loss	9,223	(9,874)
Total stockholders’ equity	6,184,443	4,784,579
Noncontrolling interests	361,877	283,116
Total Equity	6,546,320	5,067,695
Total Liabilities and Equity	$8,898,697	$6,781,165

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUES
Rental income	$162,581	$115,260	$452,156	$319,140
Management and leasing services	163	136	456	350
Interest income	3	7	5	36
TOTAL REVENUES	162,747	115,403	452,617	319,526
OPERATING EXPENSES
Property expenses	39,614	27,501	108,448	75,631
General and administrative	14,951	11,806	44,531	33,981
Depreciation and amortization	51,146	38,676	140,226	110,048
TOTAL OPERATING EXPENSES	105,711	77,983	293,205	219,660
OTHER EXPENSES
Other expenses(1)	413	4	746	35
Interest expense	14,975	10,427	34,826	29,772
TOTAL EXPENSES	121,099	88,414	328,777	249,467
Loss on extinguishment of debt	—	(505)	(877)	(505)
Gains on sale of real estate	—	13,702	8,486	27,312
NET INCOME	41,648	40,186	131,449	96,866
Less: net income attributable to noncontrolling interests	(2,368)	(2,173)	(7,142)	(5,852)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	39,280	38,013	124,307	91,014
Less: preferred stock dividends	(2,314)	(2,976)	(6,943)	(10,249)
Less: original issuance costs of redeemed preferred stock	—	(3,349)	—	(3,349)
Less: earnings attributable to participating securities	(201)	(143)	(605)	(423)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$36,765	$31,545	$116,759	$76,993
Net income attributable to common stockholders per share – basic	$0.21	$0.23	$0.70	$0.57
Net income attributable to common stockholders per share – diluted	$0.21	$0.23	$0.70	$0.57
Weighted-average shares of common stock outstanding – basic	171,909	138,762	165,852	134,922
Weighted-average shares of common stock outstanding – diluted	172,831	139,630	166,401	135,429

(1)Acquisition expenses for the three and nine months ended September 30, 2021, have been reclassified to “Other expenses” to conform to the current period presentation.

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:
	September 30,
	2022	2021	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	99.1%	98.6%	50 bps
Orange County	98.8%	98.9%	(10) bps
Riverside / San Bernardino County	96.5%	99.1%	(260) bps
San Diego County	98.9%	98.3%	60 bps
Ventura County	99.2%	97.3%	190 bps
Same Property Portfolio Weighted Average Occupancy	98.6%	98.6%	— bps

Ending Occupancy:	98.4%	98.8%	(40) bps
(1)Calculated by averaging the occupancy rate at the end of each month in 3Q-2022 and June 2022 (for 3Q-2022) and the end of each month in 3Q-2021 and June 2021 (for 3Q-2021).

Same Property Portfolio NOI and Cash NOI:
	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Rental income	$103,463	$96,156	$7,307	7.6%	$305,883	$282,791	$23,092	8.2%
Property expenses	24,286	22,320	1,966	8.8%	72,278	65,321	6,957	10.7%
Same Property Portfolio NOI	$79,177	$73,836	$5,341	7.2%	$233,605	$217,470	$16,135	7.4%
Straight line rental revenue adjustment	(2,329)	(3,137)	808	(25.8)%	(8,251)	(10,864)	2,613	(24.1)%
Amortization of above/below market lease intangibles	(1,527)	(2,018)	491	(24.3)%	(4,734)	(6,907)	2,173	(31.5)%
Same Property Portfolio Cash NOI	$75,321	$68,681	$6,640	9.7%	$220,620	$199,699	$20,921	10.5%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$41,648	$40,186	$131,449	$96,866
Add:
General and administrative	14,951	11,806	44,531	33,981
Depreciation and amortization	51,146	38,676	140,226	110,048
Other expenses	413	4	746	35
Interest expense	14,975	10,427	34,826	29,772
Loss on extinguishment of debt	—	505	877	505
Deduct:
Management, leasing and development services	163	136	456	350
Interest income	3	7	5	36
Gain on sale of real estate	—	13,702	8,486	27,312
Net operating income (NOI)	$122,967	$87,759	$343,708	$243,509
Straight line rental revenue adjustment	(8,411)	(5,865)	(23,753)	(14,904)
Amortization of above/below market lease intangibles	(7,033)	(3,191)	(18,250)	(9,289)
Cash NOI	$107,523	$78,703	$301,705	$219,316

NOI	$122,967	$87,759	$343,708	$243,509
Non-Same Property Portfolio rental income	(59,118)	(19,104)	(146,273)	(36,349)
Non-Same Property Portfolio property expenses	15,328	5,181	36,170	10,310
Same Property Portfolio NOI	$79,177	$73,836	$233,605	$217,470
Straight line rental revenue adjustment	(2,329)	(3,137)	(8,251)	(10,864)
Amortization of above/below market lease intangibles	(1,527)	(2,018)	(4,734)	(6,907)
Same Property Portfolio Cash NOI	$75,321	$68,681	$220,620	$199,699

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$41,648	$40,186	$131,449	$96,866
Add:
Depreciation and amortization	51,146	38,676	140,226	110,048
Deduct:
Gain on sale of real estate	—	13,702	8,486	27,312
Funds From Operations (FFO)	$92,794	$65,160	$263,189	$179,602
Less: preferred stock dividends	(2,314)	(2,976)	(6,943)	(10,249)
Less: original issuance costs of redeemed preferred stock	—	(3,349)	—	(3,349)
Less: FFO attributable to noncontrolling interests(1)	(4,454)	(3,277)	(12,372)	(9,667)
Less: FFO attributable to participating securities(2)	(306)	(223)	(909)	(656)
Company share of FFO	$85,720	$55,335	$242,965	$155,681

Company Share of FFO per common share – basic	$0.50	$0.40	$1.46	$1.15
Company Share of FFO per common share – diluted	$0.50	$0.40	$1.46	$1.15

FFO	$92,794	$65,160	$263,189	$179,602
Adjust:
Acquisition expenses	359	4	451	35
Loss on extinguishment of debt	—	505	877	505
Amortization of loss on termination of interest rate swaps	59	615	194	1,435
Core FFO	$93,212	$66,284	$264,711	$181,577
Less: preferred stock dividends	(2,314)	(2,976)	(6,943)	(10,249)
Less: Core FFO attributable to noncontrolling interest(1)	(4,471)	(3,475)	(12,433)	(9,905)
Less: Core FFO attributable to participating securities(2)	(307)	(241)	(914)	(678)
Company share of Core FFO	$86,120	$59,592	$244,421	$160,745

Company share of Core FFO per common share – basic	$0.50	$0.43	$1.47	$1.19
Company share of Core FFO per common share – diluted	$0.50	$0.43	$1.47	$1.19

Weighted-average shares of common stock outstanding – basic	171,909	138,762	165,852	134,922
Weighted-average shares of common stock outstanding – diluted	172,831	139,630	166,401	135,429
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.